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                                 EXHIBIT 10.11
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                            C.D. SMITH DRUG COMPANY

                             EMPLOYMENT AGREEMENT
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     This Employment Agreement is made as of November 22, 1996, by and between
C. D. SMITH DRUG COMPANY, a Missouri corporation (the "Company") and RICHARD MEEHAN (the "Executive").

     WHEREAS, the Company believes it to be in its best interest to provide for continuity of management and to provide protection for its valuable trade secrets and confidential information; and

     WHEREAS, the Company desires to employ the Executive and the Executive is willing to render his services to the Company on the terms and conditions with respect to such employment hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual terms and conditions hereof, the Company and the Executive hereby agree as follows:

     1.   Employment.  The Company hereby employs the Executive and the
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Executive hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

     2.   Exclusive Services.  The Executive shall devote all necessary working
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time, ability and attention to the business of the Company during the term of this Agreement and shall not, directly or indirectly, render any material services to any business, corporation, or organization other than the Company, whether for compensation or otherwise, without the prior consent of the Board of Directors of the Company (hereinafter referred to as the "Board").

     3.   Duties.  The Executive is hereby employed as Executive Vice President
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of the Company and shall render his services at the principal business offices of the Company, as such may be located from time to time, unless otherwise agreed between the Board and the Executive. The Executive shall have such authority and shall perform such duties as are consistent with the title of his office; subject, however, to such limitations, instructions, directions, and control as the Board or President of the Company may specify from time to time.

     4.   Term.  This Agreement shall have an initial term through February 28,
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1999, and at the end of each year of such term (and all extensions thereof), unless either party gives at least 60 days prior notice of nonextension, the term of this Agreement shall be extended for one year, so that the remaining term of this Agreement shall always be at most three years and at least two years; provided, however, that this Agreement is always subject to termination
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as provided in Paragraph 13, below.
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     5.   Compensation.  As compensation for his services rendered under this
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Agreement, the Executive shall be entitled to receive the initial compensation set forth on the attached Executive Individual Salary and Incentive Plan Schedule. The Base Salary component of the compensation shall not be reduced by the Company during the term hereof except in accordance with a general Base Salary reduction implemented across all executive level positions.

          a.  Base Salary.  Base salary shall be paid in 26 equal installments
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     during the term of this Agreement, prorated for any partial employment month. Such salary ("Base Salary") may be increased (but not decreased except as provided above) by the Board in its sole discretion.

          b.  Additional Compensation.  The Executive shall be paid such
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     additional compensation and bonuses, as may be determined and authorized in the sole discretion of the Board.

     6.   Benefits.  In addition to the compensation to be paid to the Executive
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pursuant to Paragraph 5 hereof, the Executive shall further be entitled to receive the following:

          a.  Participation in Employee Plans.  The Executive shall be entitled
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     to participate in any health, disability, group term life insurance plan, any pension, retirement or profit sharing plan, executive bonus plan or any other fringe benefits which may be extended generally from time to time to senior management employees of the Company.

          b.  Disability Salary Continuation.  If the Executive becomes disabled
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     during the term of this Agreement, the Company shall continue to pay the
     Executive his Base Salary during the first 90 day period of such disability and shall continue to pay the Executive, but at the rate of forty percent (40%) of his Base Salary, for second 90 day period of such disability. "Disability" as used herein shall have the same meaning as given that term in the long term disability insurance policy of the Company as in effect from time to time. All payments under this Paragraph shall cease upon the expiration or other termination of this Agreement or of the Executive's employment.

          c.  Vacation.  During the term hereof, the Executive shall be entitled
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     to three weeks vacation with full salary and benefits each calendar year;
     provided, however, that for the portion of calendar year 1996 remaining from and after the date hereof, the Executive shall be entitled to three weeks vacation with full salary and benefits less the number of days of vacation with full salary and benefits taken by the Executive as an employee of the Company during 1996 prior to the date hereof; and, provided further, that the Executive shall receive no vacation under this Subparagraph 6(c) for that portion of any calendar year after which (i) the Executive has given notice to the Company of his resignation pursuant to Subparagraph 13(a) below, or (ii) either the Executive or the Company has given notice of the nonrenewal of this Agreement pursuant to Paragraph 4

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     above. No cash or other payment will be due for unused vacation and vacation may not be carried over from one calendar year to the next.

     7.   Reimbursement of Expenses.  Subject to such rules and procedures as
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from time to time are specified by the Company, the Company shall reimburse the
Executive on a monthly basis for reasonable business expenses necessarily incurred in the performance of his duties under this Agreement.

     8.   Confidentiality/Trade Secrets.  The Executive acknowledges that his
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position with the Company is one of the highest trust and confidence both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and proprietary business information of the Company. Both during the term of this Agreement and thereafter, the Executive covenants and agrees as follows:

          a. He shall use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company including but not limited to the identity of its customers and suppliers, its arrangements with customers and suppliers, and its technical and financial data, records, compilations of information, processes, recipes and specifications relating to its customers, suppliers, products and services;

          b. He shall not disclose any of such trade secrets and confidential and proprietary information, except as may be required in the course of his employment with the Company or by law; and

          c. He shall not use, directly or indirectly, for his own benefit or for the benefit of another, any of such trade secrets and confidential and proprietary information.

     All files, records, documents, drawings, specifications, memoranda, notes, or other documents relating to the business of the Company, whether prepared by the Executive or otherwise coming into his possession, shall be the exclusive property of the Company and shall be delivered to the Company and not retained by the Executive upon termination of his employment for any reason whatsoever or any other time upon request of the Board.

     9.   Discoveries.  The Executive covenants and agrees that he will fully
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inform the Company of and disclose to the Company all inventions, designs, improvements, discoveries and processes ("Discoveries") which he has now or may hereafter have during his employment with the Company and which pertain or relate to the business of the Company or to any experimental work, products, services or processes of the Company in progress or planned for the future, whether conceived by the Executive alone or with others, and whether or not conceived during regular working hours or in conjunction with the use of any Company assets. All such Discoveries shall be the exclusive property of the Company whether or not patent or trademark applications are filed thereon. The Executive shall assist the Company, at any time during or after

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his employment, in obtaining patents on all such Discoveries deemed patentable by the Company and shall execute all documents and do all things necessary to obtain letters patent, vest the Company with full and exclusive title thereto, and protect the same against infringement by others. If such assistance takes place after his employment is terminated the Executive shall be paid by the Company at a reasonable rate for any time actually spent in rendering such assistance at the request of the Company.

     10.  Noncompetition.  Taking into consideration the nature, scope and
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volume of the Company's operations, the Executive agrees that during the period of his employment and for a three (3) year period thereafter, he will not, within any state of the United States (and each state contiguous thereto) or any other country in which the Company, directly or indirectly, owns or operates a business engaged in the distribution or wholesale of pharmaceuticals, medicines, health aids or sundries, directly or indirectly, own, manage, operate, control, or be employed by, participate in, or be connected in any matter with the ownership (other than ownership of securities of publicly held corporations of which Executive owns less than 2% of any class of outstanding securities), management, operation, or control of any business (a "Competing Business") engaged in the distribution or wholesale of pharmaceuticals, medicines, health aids or sundries.

     11.  Nonsolicitation.  The Executive agrees that during the period of his
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employment and for a three (3) year period thereafter he will not, either directly or indirectly, for himself or for any third party, solicit, induce, recruit, or cause another person in the employ of the Company to terminate his/her employment for the purpose of joining, associating or becoming employed with any other business or activity. The Company and the Executive specifically acknowledge and agree that the foregoing covenants of the Executive in Paragraphs 10 and 11 are reasonable in content and scope and are given by the Executive for adequate consideration.

     12.  Remedies for Breach of Covenants of the Executive.  The covenants set
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forth in Paragraphs 8 and 9 of this Agreement shall continue to be binding upon the Executive, notwithstanding the termination of his employment with the Company for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between the Company and the Executive. The existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any or all of such covenants. It is expressly agreed that the remedy at law for the breach of any such covenant is inadequate and injunctive relief shall be available to prevent the breach or any threatened breach thereof.

     13.  Termination.
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          a.  The Company may terminate this Agreement and the Executive's employment hereunder at any time, with or without Cause, upon written notice to the Executive. The Executive may either resign upon 30 days written notice to the Company

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     or may terminate this Agreement and his employment hereunder with Good
     Reason at any time. Upon any termination of this Agreement and the Executive's employment hereunder, all benefits provided pursuant to Paragraph 6 hereof shall cease.

          b. In the event of termination by the Company without Cause, the effective date thereof shall be stated in a written notice to the Executive, which shall not be earlier than 30 days from the date such notice is delivered to the Executive. In the event the Company effects a termination without Cause, the Executive shall be entitled to receive (i) any bonus amounts as may have been earned but not yet paid pursuant to the terms of any written plans in which the Executive was a participant prior to the effective date of the termination, and (ii) a Severance Payment for each month through the remaining term of this Agreement as provided in Paragraph 4, above, beginning with and prorated for the month in which the termination occurs.

          c. Upon the effective date of any termination by the Company for Cause, or upon the resignation of the Executive, the Executive shall only be entitled to receive his salary through such date and any bonus amounts as may be payable pursuant to the terms of any written plans in which the Executive was a participant immediately prior to the effective date of the termination. The Executive shall also be entitled to exercise his rights under COBRA.

          d.  The following shall constitute "Cause":

              (i) The Executive is convicted of a criminal offense constituting a felony; or

              (ii) As reasonably determined by the Board, the Executive engages in an act involving dishonesty, deceit, or moral turpitude which may either (a) be disruptive to the Company's affairs, or (b) expose the Company to a liability;

              (iii) The Executive breaches any material provision of this Agreement or fails to perform his duties, or breaches his fiduciary duty to the Company, and such breach or neglect is not corrected within 10 days after receipt of written notice from the Company; or

              (iv) The Executive dies or becomes permanently disabled from continuing to provide the level of service required under this Agreement.

          e. The Executive shall have Good Reason to effect a termination in the event the Company (i) breaches its obligations to pay any salary, benefit or bonus due hereunder, or (ii) requires the Executive to relocate more than 50 miles from the greater St. Joseph, Missouri area. Upon any such termination, the Executive shall be entitled to receive a lump sum payment equal to a Severance Payment multiplied by 12. The

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     executive shall also be entitled to exercise his rights under COBRA. No termination may be effected by the Executive for Good Reason unless he shall have delivered written notice to the Company of the breach and the Company shall not have cured such breach within 10 days thereafter.

          f. A "Severance Payment" is an amount equal to one-twelfth of the sum of the Executive's base salary at the last effective annual rate.

          g. The provisions of Paragraphs 8, 9, 10, 11, 12, 14, 15, 16, and 17 shall survive any termination of this Agreement.

     14.  Arbitration of Disputes.
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          a.  Any dispute or claim arising out of or relating to this Agreement or any termination of the Executive's employment shall be settled by final and binding arbitration in St. Joseph, Missouri in accordance with the Commercial Arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          b. In the event that the Company does not submit to arbitration hereunder or submits to arbitration but later seeks to nullify or reverse the effect of such arbitration by alleging that arbitration is unenforceable against it, the Company shall pay all costs (including expenses and attorneys' fees) incurred by the Executive as a result of such action by the Company.

          c. Except as contemplated in subparagraph b., above, the Company shall reimburse the Executive for any attorneys' fees and expenses incurred by the Executive related to any arbitration hereunder, and including any actions taken by either party to appeal or enforce the judgment rendered therein, up to a maximum amount of $10,000.00 if the Executive is determined by the arbitration panel to have substantially prevailed in the arbitration proceeding. Such reimbursement shall be made by direct payment to the executive upon delivery to the Company of valid invoices and/or receipts relating to such attorneys' fees and expenses.

          d. Except as contemplated in subparagraph b., the fees and expenses of the arbitration panel shall be borne by the Company.

          e. In the event the Executive does not submit to arbitration hereunder or submits to arbitration but later seeks to nullify or reverse the effect of such arbitration by alleging that arbitration is unenforceable against him, then the Company shall be relieved of all payment obligations under subparagraph c., above.

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     15.  Mitigation.  The Executive shall have no duty to attempt to mitigate
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the level of benefits payable by the Company to him hereunder but the Company shall be entitled to set off against the amounts payable hereunder any amounts received by the Executive from any other employment or consulting source.

     16.  Notices.  Any notices to be given hereunder by either party to the
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other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed as follows:

          a.   If to the Company:

               C.D. Smith Drug Company
               3907 S. 48th Terrace
               St. Joseph, Missouri  64503

          b.   If to the Executive:

               Richard Meehan
               4322 N. Mulberry
               Kansas City, MO  64116

Either party may change its address for notice by giving notice in accordance with the terms of this Paragraph 16.

     17.  General Provisions.
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          a.  Law Governing.  This Agreement shall be governed by and construed
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     in accordance with the laws of the State of Missouri.

          b.  Invalid Provisions.  If any provision of this Agreement is held to
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     be illegal, invalid, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

          c.  Entire Agreement.  This Agreement sets forth the entire
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     understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions, warranties, other than

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     those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

          d.  Binding Effect.  This Agreement shall extend to and be binding
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     upon and inure to the benefit to the parties hereto, their respective heirs, representatives, successors and assigns. This Agreement may not be assigned by the Executive.

          e.  Waiver.  The waiver by either party hereto of a breach of any term
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     or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

          f.  Titles.  Titles of the paragraphs herein are used solely for
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     convenience and shall not be used for interpretation or construing any work, clause, paragraph, or provision of this Agreement.

          g.  Counterparts.  This Agreement may be executed in two or more
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     counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

     THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE
                           ENFORCED BY THE PARTIES.


EXECUTIVE:                          C.D. SMITH DRUG COMPANY

/s/ Richard Meehan                  By:  /s/ Jeanne Matheison
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RICHARD MEEHAN                      Title:  C.F.O.
                                          ----------------------------

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